EXHIBIT 99.1

LETTER OF TRANSMITTAL FOR HOLDERS OF GLOBAL NOTES

TO TENDER

OLD 8.25% SENIOR SECURED NOTES DUE 2020

OF

PBF HOLDING COMPANY LLC

PBF FINANCE CORPORATION

CUSIP NUMBERS 69318FAA6 / U70453AA0

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED [                    ], 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2013 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is Deutsche Bank Trust Company Americas, and its contact information is as follows:

By Mail, Overnight Mail or Courier:

DB Services Americas, Inc.

MS JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

For Telephone Assistance:

(800) 735-7777 (option 1)

If you wish to exchange old 8.25% Senior Secured Notes due 2020 for an equal aggregate principal amount of new 8.25% Senior Secured Notes due 2020 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated [                    ], 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), of PBF Holding Company LLC and PBF Finance Corporation (the “Issuers”) and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offer (the “Exchange Offer”) to exchange their 8.25% Senior Secured Notes due 2020 (the “new notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 8.25% Senior Secured Notes due 2020 (the “old notes”).

For each old note accepted for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. The new notes will accrue interest at a rate of 8.25% per annum and will be payable on February 15 and August 15 of each year. The new notes began to accrue interest from February 9, 2012, the issue date of the old notes.

Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuers expressly reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes, which were issued in book-entry form and are represented by global certificates held for the account of The Depository Trust Company (“DTC”). Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of DTC pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. DTC participants may also accept the Exchange Offer by submitting a Notice of Guaranteed Delivery through ATOP. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Holders of old notes who cannot complete the procedures for book-entry transfer on a timely basis must tender their old notes according to the guaranteed delivery procedures set forth in “The Exchange Offers—Guaranteed Delivery Procedures” in the Prospectus.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1.    By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2.    By tendering old notes in the Exchange Offer, you (a) exchange, assign and transfer to, or upon the order of, the Issuers all right, title and interest in and to such old notes, (b) represent and warrant that (i) you have full power and authority to tender, exchange, assign and transfer the old notes described above, (ii) when such old notes are accepted for exchange, the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and (iii) the old notes tendered for exchange are not subject to any adverse claims or proxies when accepted by the Issuers, and (c) will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the exchange, assignment, transfer and tender of old notes.

3.    You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus.

4.    By tendering old notes in the Exchange Offer, you irrevocably constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Issuers, in connection with the Exchange Offer) with respect to the tendered old notes, with full power of substitution and resubstitution (such power of attorney being deemed an irrevocable power coupled with an interest) to (i) deliver certificates representing such old notes, or transfer ownership of such old notes on the account books maintained by the book-entry transfer facility specified by the holder(s) of the old notes, together, in each such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Issuers, (ii) present and deliver such old notes for transfer on the books of the Issuers and (iii) receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of such old notes, all in accordance with the terms of the Exchange Offer.

5.    By tendering old notes in the Exchange Offer, you acknowledge that this Exchange Offer is being made based on the Issuers’ understanding of an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in no-action letters issued to third parties, including Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters, that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Issuers or the Guarantors within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such new notes and has no arrangement or understanding with any person to participate in the distribution of such new notes. If a holder of the old notes is an affiliate of the Issuers or the Guarantors, is not acquiring the new notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the new notes or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the Exchange Offer, such holder (x) may not rely on the applicable interpretations of the staff of the SEC and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

6.    By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a)    the new notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of your business;

(b)    you have no, and will have no, arrangements or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c)    you are not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Issuers or any of the Guarantors;

(d)    if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

(e)    if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7.    By tendering old notes in the Exchange Offer, you hereby acknowledge that acceptance of any and all validly tendered old notes by the Issuers and the issuance of new notes in exchange therefor shall constitute performance in full by the Issuers of the Issuers’ obligations under the Registration Rights Agreement, dated as of February 9, 2012 (the “Registration Rights Agreement”), by and among the Issuers, the several guarantors named therein, and the Initial Purchasers (as defined therein), that the Issuers shall have no further obligations or liabilities thereunder except as provided in Section 5 of such agreement, and that you shall comply with your obligations under the Registration Rights Agreement.

8.    If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

9.    The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer.” You hereby acknowledge that as a result of these conditions (which may be waived, in whole or in part, by the Issuers), as more particularly set forth in the Prospectus, the Issuers may not be required to exchange any of the old notes tendered hereby and, in such event, the old notes not exchanged will be returned to the you promptly following the expiration or termination of the Exchange Offer. In addition, the Issuers may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth under “The Exchange Offer—Conditions to the Exchange Offer” occur.

10.    Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal or a Notice of Guaranteed Delivery, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders.

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Transfer Taxes.

The Issuers will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than solely the exchange of old notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. The amount of such transfer taxes will be billed directly to such tendering holder.

4.	Tax Withholding.

Each exchanging holder of old notes should consult its own tax advisor regarding the applicability of the withholding tax rules and their interaction with the ATOP Procedures. The Exchange Agent and the Issuers reserve the right in their sole discretion to take whatever steps are necessary to comply with their obligations regarding tax withholding and information reporting.

5.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

Any old notes which have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described in the Prospectus under the caption “Exchange Offer—Procedures for Tendering” at any time prior to 5:00 p.m., New York City time, on the expiration date.

6.	Waiver of Conditions.

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

7.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

8.	Guaranteed Delivery

Holders who wish to tender their old notes and who cannot comply with the book-entry transfer procedures on a timely basis must tender their old notes pursuant to the guaranteed delivery procedures set forth in “The Exchange Offers—Guaranteed Delivery Procedures” in the Prospectus, complete the information below and submit a Notice of Guaranteed Delivery. Holders may tender their old notes if the tender is made by or through an Eligible Institution (as defined below) if: (i) the Exchange Agent receives (by facsimile transmission, mail or hand delivery), on or prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form provided with this Letter of Transmittal that (a) sets forth the name and address of the holder of old notes, (b) states that the tender is being made thereby, and (c) guarantees that, within three New York Stock Exchange trading days after the Expiration Date, a book-entry confirmation, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; or (ii) the Exchange Agent receives a confirmation of book-entry transfer of the old notes into the Exchange Agent’s account at the appropriate book-entry transfer facility and all other documents required by this Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date. An “Eligible Institution” is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934.

Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery relating to such old notes prior to the Expiration Date. Failure to complete the guaranteed delivery procedure outlined above will not, of itself, affect the validity or effect a revocation of any Letter of Transmittal by a holder who attempted to use the guaranteed delivery procedures.

☐ CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING.

Name of Tendering Institution:

Account Number:

Transaction Code Number:

9.	Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent using the contact information set forth on the cover page of this Letter of Transmittal.

☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

10.	Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.